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                                                                   Exhibit 16(i)




September 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 23, 2004 of Lazare Kaplan International Inc. and are in agreement with the statements contained in the second through fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                           /s/ Ernst & Young, LLP